Exhibit 99.1

FOR IMMEDIATE RELEASE

MF Global Reports Second Quarter 2009 Results

NEW YORK, November 5, 2008 – MF Global Ltd. (NYSE: MF), the world’s leading broker of exchange-listed futures and options, today reported financial results for its second fiscal quarter ended September 30, 2008.

Second Quarter Highlights

•	Net revenue of $372.9 million versus $435.5 million for the same period last year;

•	GAAP net income was $9.7 million or $0.03 per diluted share compared to a loss of $90.6 million, or a loss of $0.78 per diluted share for the same period last year;

•	Adjusted net income was $19.4 million or $0.14 per diluted share versus $0.42 for the same period last year;[1]

•

Second quarter 2009 adjusted earnings per share include severance costs of $11.0 million, or $0.05 per adjusted diluted share and a Lehman Brothers bad debt expense of $8.2 million ($4.0 million net of employee compensation and tax) or $0.02 per adjusted diluted share.

•	Total exchange-traded futures and options volumes were 501.4 million contracts versus 541.5 for the same period last year;

•	Cleared commission rate per contract was $0.43 versus $0.38 for the same period last year; execution rate per contract was $0.58 versus $0.71 for the same period last year.

“The company has effectively balanced risk and reward during one of the most volatile periods in the history of financial markets,” said Bernard W. Dan, chief executive officer, MF Global. “I believe shareholders will benefit from our efforts to continue to improve the efficiency and growth opportunities in our business and in turn, enhance confidence in the company and its prospects.”

[1]

Adjusted items are non-GAAP measures. Adjusted items exclude the effects of Refco integration costs, exchange membership gains and losses, IPO-related costs, certain litigation settlement expense, loss on extinguishment of debt, stock compensation charge on vesting of predecessor awards, stock compensation expense related to IPO awards and costs associated with the February 2008 broker-related loss. For a reconciliation of non-GAAP measures used in this release with the comparable GAAP measures, please reference the information at the end of this release.

Second Quarter 2009 and Six-Month Results

Revenues, net of interest and transaction-based expenses (net revenues), were $372.9 million in the second quarter, down 14 percent compared to $435.5 million for the same period last year. Net revenues for the six months ended September 30, 2008 were $747.5 million down eight percent from $809.9 million for the same period last year.

GAAP net income in the second quarter was $9.7 million, or $0.03 per diluted share compared to a loss of $90.6 million or a loss of $0.78 per diluted share in the prior year. MF Global reported GAAP net income of $24.0 million or $0.14 per diluted share for the six months ended September 30, 2008.

Second quarter adjusted net income was $19.4 million, or $0.14 per adjusted diluted share, compared to $53.7 million, or $0.42 per adjusted diluted share for the same period in the prior year. Adjusted net income for the six months ended September 30, 2008 was $56.4 million or $0.41 per adjusted diluted share compared to $99.8 million or $0.78 per adjusted diluted share for the same period last year. Adjusted figures for both periods exclude items that management believes are not representative of future operating performance.1

Employee compensation and benefits (excluding non-recurring IPO awards) during the quarter totaled $214.6 million, or 57.5 percent of net revenues. Adjusted employee compensation and benefits excluding severance costs of $11.0 million totaled $203.6 million, or 54.6 percent of net revenues, for the second quarter 2009.

GAAP non-compensation expense for the quarter was $112.8 million. Adjusted non-compensation expense was $106.6 million for the second quarter 2009.

The company’s errors and bad debts in the quarter were 3.2 percent of net revenues. Excluding the impact of the bad debts related to the Lehman bankruptcy, the company’s errors and bad debts for the second quarter 2009 were 1.0 percent.

Second Quarter 2009 and Six-Month Performance Metrics

Total second quarter 2009 volumes were down seven percent year over year to 501.4 million contracts. Execution-only volumes were down seven percent to 142.8 million contracts, and cleared volumes were down eight percent to 358.6 million contracts.

Total volumes for the six month period ended September 30, 2008 were 1,043.9 million contracts, up four percent from the same period last year. Execution-only volumes were up six percent to 298.6 million contracts and cleared volumes were up four percent to 745.3 million contracts.

“Our growth strategy will focus on three core areas – organic opportunities, leveraging secular trends and consolidation,” said Mr. Dan. “Given the current market environment, we believe clients may increasingly seek out the certainty of central-clearing counterparties. Our leadership on nearly every exchange in the world coupled with a strong position in the OTC markets ideally situates MF Global at the nexus of any shift that may take place from OTC to a cleared environment.”

Principal transactions for the second quarter totaled $69.2 million. Including interest income from related financing transactions, aggregate revenues from principal transactions totaled $94.1 million in the second quarter, a 22 percent decline year-over-year. Please see attached table for comparison periods.

As of September 30, 2008, MF Global had $14.0 billion in client payables, down nine percent from $15.3 billion at fiscal year end. Client funds have historically moved up and down based on a number of factors such as the ebbs and flows of exchange margin requirements and customer gains and losses.

“We are working to deploy our resources where they will deliver the highest returns for shareholders and improve the long-term competitive position of MF Global,” said Randy MacDonald, chief financial officer, MF Global. “We are also actively evaluating all of our capital allocation options and looking at how we will align our global teams and businesses to appropriately position MF Global against the opportunities present in today’s markets.”

Rate per Contract

In the second quarter, rate per contract in execution only commissions was down $0.13 year-over-year to $0.58. The decline is primarily the result of higher levels of electronic business, and a mix shift as interest rate products activity has declined across the market. In cleared commissions, the rate per contract was $0.43, up $0.05 year-over-year as a result of a mix shift away from professional trader volumes. The diversity of MF Global’s business produces normal mix shifts which can cause rate per contract to fluctuate.

		2Q09	1Q09	2Q08	% Change
					2Q09 vs. 1Q09	2Q09 vs. 2Q08
Execution (1)		$0.58	$0.64	$0.71	(8)%	(18)%
Clearing (1)	Total	$0.43	$0.38	$0.38	12%	13%
	Non-Professional Trader				(5)%	(1)%

(1)	Excludes net commission and volume unrelated to exchange-traded derivative activities.

Business Developments

Expanded Executive Management Team

On October 30, MF Global announced the resignation of its former CEO, Kevin R. Davis. The Board of Directors appointed Bernard W. Dan as CEO to succeed him. Mr. Dan previously served as MF Global’s president and chief operating officer.

Over the course of the last seven months, MF Global has significantly strengthened and broadened its executive management team. In addition to Mr. Dan, other executive appointments have included a new chief financial officer, chief risk officer, chief compliance officer, chief information officer and treasurer.

Treasurer Appointed

During the quarter, David Dunne joined MF Global as treasurer. Mr. Dunne is responsible for global capital markets strategy with respect to financing, capital structure, balance sheet, liquidity, investments and banking relationships. Mr. Dunne was previously senior managing director, European treasurer and head of financial institutions at Bear Stearns.

Conference Call Information

MF Global will hold a conference call to discuss the quarter’s results today at 8:00 a.m. EST. The call is open to the public.

Dial-in information

U.S./Canada: +1 866 312 9464

International: +1 706 643 0009

Passcode: 69088377

Listeners to the call should dial in approximately 10 minutes prior to the start of the call.

Webcast information

A live audio webcast of the presentation will also be available on the investor relations section of the MF Global Web site, at http://www.mfglobalinvestorrelations.com, and will be available for replay shortly after the event.

About MF Global

MF Global Ltd. (NYSE: MF) is the leading broker of exchange-listed futures and options in the world. It provides independent execution and clearing services for exchange-traded and over-the-counter derivative products as well as for non-derivative foreign exchange products and securities in the cash market. MF Global is uniquely diversified across products, trading markets, customers and regions. Its worldwide client base of more than 138,000 active accounts ranges from financial institutions, industrial groups, hedge funds and other asset managers to professional traders and private/retail clients. MF Global operates in 12 countries on more than 70 exchanges, providing access to the largest and fastest growing financial markets in the world. It is the leader by volume on many of these markets and on a single day averages more than eight million lots, more than most of the world’s largest derivatives exchanges. For more information, please visit www.mfglobal.com.

Forward-Looking Statement

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Forward-looking statements in this press release, including statements relating to the Company’s future revenues and earnings, plans, strategies, objectives, expectations and intentions, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated. We caution you not to place undue reliance on these forward-looking statements. We refer you to the Company’s latest Annual Report on Form 10-K on file with the Securities and Exchange Commission (SEC) for a description of the risks and uncertainties the Company faces. This press release includes certain non-GAAP financial measures, as defined under SEC rules. A reconciliation of these measures is included in the financial information later in this release, as well as in the Company’s Current Report on Form 8-K furnished to the SEC in connection with this earnings release, which is available on the Company’s website at www.mfglobal.com and on the SEC’s website at www.sec.gov.

Investor Contact:

Lisa Kampf	+1 212.589.6592 lkampf@mfglobal.com

Media Contact:

Diana DeSocio	+1 212.589.6282 ddesocio@mfglobal.com

# # #

Non-GAAP Financial Measures

In addition to our consolidated financial statements presented in accordance with GAAP, we use certain non-GAAP financial measures of our financial performance for the reasons described further below. The presentation of these measures is not intended to be considered in isolation from, as a substitute for or as superior to, the financial information prepared and presented in accordance with GAAP, and our presentation of these measures may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. The non-GAAP financial measures we use are (1) non-GAAP adjusted net income, (2) non-GAAP adjusted pre-tax income and margin, (3) non-GAAP adjusted net income per adjusted diluted common share, (4) non-GAAP adjusted employee compensation and benefits excluding non-recurring IPO awards, and (5) non-GAAP adjusted non-compensation expenses. These non-GAAP financial measures currently exclude the following items from our statement of operations:

•	Refco integration costs

•	Exchange membership gains and losses

•	IPO-related costs

•	Litigation settlement expense

•	Loss on extinguishment of debt

•	Stock compensation expense due to the accelerated vesting of predecessor Man Group awards

•	Stock compensation related to IPO awards

•	Broker related loss and associated costs

We do not believe that any of these items are representative of our future operating performance. Other than exchange membership gains and losses, these items reflect costs that were incurred for specific reasons outside of normal operations.

In addition, we may consider whether other significant non-operating or unusual items that arise in the future should also be excluded in calculating the non-GAAP financial measures we use. The non-GAAP financial measures also take into account income tax adjustments with respect to the excluded items.

MF Global

Consolidated and Combined Statements of Operations

(Dollars in thousands, except share data)

	Three months ended September 30,		Six months ended September 30,
	2008	2007	2008	2007
Revenues
Execution only commissions	106,969	136,201	226,032	246,497
Cleared commissions	370,682	357,821	744,855	716,494
Principal transactions	69,235	112,590	132,396	212,545
Interest income	272,259	1,258,362	618,078	2,250,590
Other	14,322	19,322	25,963	28,762

Total revenues	833,467	1,884,296	1,747,324	3,454,888

Interest and transaction-based expenses:
Interest expense	171,726	1,144,614	410,523	2,047,606
Execution and clearing fees	220,965	232,820	453,668	454,221
Sales commissions	67,888	71,358	135,591	143,154

Total interest and transaction-based expenses	460,579	1,448,792	999,782	2,644,981

Revenues, net of interest and transaction-based expenses	372,888	435,504	747,542	809,907

Expenses
Employee compensation and benefits (excluding non-recurring IPO awards)	214,561	252,039	425,226	467,417
Employee compensation related to non-recurring IPO awards	17,237	15,018	34,981	15,018
Communications and technology	31,474	28,412	63,900	55,059
Occupancy and equipment costs	11,229	8,748	21,484	17,311
Depreciation and amortization	13,993	13,053	28,158	25,436
Professional fees	19,034	17,501	50,054	31,973
General and other	31,551	26,825	46,776	44,844
PAAF legal settlement	—	69,000	—	69,000
IPO-related costs	5,267	26,489	10,735	47,241
Refco integration costs	273	742	543	2,069

Total other expenses	344,619	457,827	681,857	775,368

Gains on exchange seats and shares	15,765	10,946	15,117	74,247
Loss on extinguishment of debt	—	18,268	—	18,268
Interest on borrowings	21,744	22,448	35,961	31,140

Income/(Loss) before provision for income taxes	22,290	(52,093)	44,841	59,378
Provision for income taxes	11,201	36,905	17,927	73,764
Minority interests in income of combined companies (net of tax)	682	1,270	1,238	2,213
Equity in earnings of unconsolidated companies (net of tax)	(754)	(324)	(1,632)	(1,096)

Net income/(loss)	$9,653	$(90,592)	$24,044	$(17,695)

Dividends declared on preferred stock	3,238	—	3,238	—
Cumulative and participating dividends	2,677	—	3,985	—

Net income/(loss) applicable to common shareholders	$3,738	$(90,592)	$16,821	$(17,695)

Earnings/ (Loss) per share:
Basic	$0.03	$(0.78)	$0.14	$(0.16)
Diluted	$0.03	$(0.78)	$0.14	$(0.16)
Weighted average number of common shares outstanding:
Basic	120,503,557	116,732,733	120,279,627	110,284,746
Diluted	120,503,557	116,732,733	120,279,627	110,284,746

MF Global

Consolidated Balance Sheets

(Dollars in thousands, except share data)

	September 30, 2008	March 31, 2008
Assets
Cash and cash equivalents	$1,286,874	$1,481,084
Restricted cash and segregated securities	10,534,316	12,047,009
Securities purchased under agreements to resell	9,402,272	13,022,376
Securities borrowed	7,613,405	4,649,172
Securities received as collateral	435,926	623,752
Securities owned, at fair value	3,379,879	7,380,290
Receivables:
Brokers, dealers and clearing organizations	15,127,839	7,085,652
Customers	1,335,562	2,367,461
Affiliates	126	716
Other	43,857	41,835
Memberships in exchanges, at cost	6,875	8,909
Furniture, equipment and leasehold improvements, net	57,796	54,911
Goodwill	79,028	74,145
Intangible assets, net	175,850	193,180
Other assets	294,005	224,379

TOTAL ASSETS	49,773,610	49,254,871

Liabilities and Shareholders’ Equity
Short-term borrowings, including current portion of long-term borrowings	341,773	1,729,815
Securities sold under agreements to repurchase	14,426,544	18,638,033
Securities loaned	5,348,543	3,188,154
Obligation to return securities borrowed	435,926	623,752
Securities sold, not yet purchased, at fair value	2,971,529	1,869,039
Payables:
Brokers, dealers and clearing organizations	9,456,428	6,317,297
Customers	13,973,253	15,302,498
Affiliates	5,719	12,921
Accrued expenses and other liabilities	309,382	313,507
Long-term borrowings	950,000	—

TOTAL LIABILITIES	48,219,097	47,995,016

Commitments and contingencies
Preference shares, $1.00 par value per share; 200,000,000 shares authorized;
1,500,000 Series A Convertible, issued and outstanding, cumulative	103,780	—
1,500,000 Series B Convertible, issued and outstanding, non-cumulative	128,760	—
Minority interests in consolidated subsidiaries	9,709	10,830

SHAREHOLDERS’ EQUITY
Common shares, $1.00 par value per share; 1,000,000,000 shares authorized, 120,007,111 and 119,647,222 shares issued and outstanding, respectively	120,007	119,647
Treasury shares	(51)	—
Additional paid-in capital	1,318,498	1,265,733
Accumulated other comprehensive income (net of tax)	(7,795)	6,084
Accumulated deficit	(118,395)	(142,439)

TOTAL SHAREHOLDERS’ EQUITY	1,312,264	1,249,025

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$49,773,610	$49,254,871

GAAP Reconciliation

The table below reconciles pre-tax income to adjusted pre-tax income for the periods presented:

	Three months ended September 30,		Six months ended September 30,
	2008	2007	2008	2007
	(dollars in millions)		(dollars in millions)
Income before taxes (unadjusted)	$22.3	$(52.1)	$44.8	$59.4
Add: Refco integration costs	0.3	0.7	0.5	2.1
Less: Exchange membership gains	(15.8)	(10.9)	(15.1)	(74.2)
Add: IPO-related costs	5.3	26.5	10.7	47.2
Add: Litigation settlement expense	—	69.0	—	69.0
Add: Loss on extinguishment of debt	—	18.3	—	18.3
Add: Stock compensation charge on vesting of predecessor awards	—	14.6	—	14.6
Add: Stock compensation charge on IPO awards	17.2	15.0	35.0	15.0
Add: Broker related loss and associated costs	0.7	—	6.7	—

Adjusted pre-tax income	$30.0	$81.1	$82.6	$151.3

The table below reconciles net income to adjusted net income (applying an assumed tax rate of 35% to the adjustments prior to the Reorganization and Separation), for the periods presented:

	Three months ended September 30,		Six months ended September 30,
	2008	2007	2008	2007
	(dollars in millions)		(dollars in millions)
Net income (unadjusted)	$9.7	$(90.6)	$24.0	$(17.7)
Add: Refco integration costs	0.1	0.5	0.3	1.3
Less: Exchange membership gains	(9.3)	(6.4)	(8.8)	(47.5)
Add: IPO-related costs	5.3	20.8	10.7	34.2
Add: Tax from Reorganization and Separation	—	59.5	—	59.5
Add: Litigation settlement expense	—	40.1	—	40.1
Add: Loss on extinguishment of debt	—	10.6	—	10.6
Add: Stock compensation charge on vesting of predecessor awards	—	9.4	—	9.5
Add: Stock compensation charge on IPO awards	13.2	9.8	26.2	9.8
Add: Broker related loss and associated costs	0.4	—	4.0	—

Adjusted net income	$19.4	$53.7	$56.4	$99.8

Adjusted diluted earnings per share	$0.14	$0.42	$0.41	$0.78

Adjusted diluted shares outstanding (in millions) (1)	167.7	127.1	147.5	127.1

(1)

We believe it is meaningful to investors to present adjusted net income per adjusted diluted common share. Common shares outstanding are adjusted at September 30, 2008 and 2007 to add back shares underlying restricted share units granted as part of the IPO Awards that are not considered dilutive under U.S. GAAP and therefore not included in diluted common shares outstanding. This calculation may be further adjusted in the future to reflect our grant of additional awards. In addition, common shares outstanding are also adjusted at September 30, 2008 to include the impact of Series A Preference Shares, Series B Preference Shares and convertible debt, on an if-converted basis such that for the three and six months ending September 30, 2008 our adjusted diluted shares outstanding are 167.7 million and 147.5 million, respectively. As of September 30, 2007, our adjusted diluted shares outstanding were 127.1 million. Since we expect to add back the expenses associated with these awards in determining our adjusted net income in future periods, we believe it is more meaningful to investors to calculate adjusted net income per common share based on adjusted diluted shares outstanding. We believe that this presentation is meaningful because it demonstrates the dilution that investors will experience at the end of the three-year vesting period of these awards. For the three months ending September 30, 2008 common shares outstanding is adjusted for 5.8 million, 9.6 million, 14.4 million and 17.4 million, related to restricted share units, Series A Preference Shares, Series B Preference Shares and convertible debt, respectively. For the six months ending September 30, 2008 common shares outstanding is adjusted for 5.8 million, 4.8 million, 7.5 million and 9.1 million, related to the restricted share units, Series A Preference Shares, Series B Preference Shares and convertible debt, respectively.

GAAP Reconciliation (continued)

The table below calculates Principal Transaction Revenue for the periods presented:

	Three months ended September 30,		Six months ended September 30,
	2008	2007	2008	2007
	(dollars in millions)		(dollars in millions)
Principal transactions	$69.2	$112.6	$132.4	$212.6
Net interest generated from principal transactions, related financing transactions and impact of equity swaps	24.9	8.2	61.4	8.5

Total Principal Transaction Revenue	$94.1	$120.8	$193.8	$221.1

The table below calculates the components of net interest income:

	Three months ended September 30,		Six months ended September 30,
	2008	2007	2008	2007
	(dollars in millions)		(dollars in millions)
Net Interest generated from client funds and excess cash	$75.6	$105.5	$146.1	$194.4
Net interest generated from principal transactions, related financing transactions and impact of equity swaps	24.9	8.2	61.4	8.5

Total Net Interest Income	$100.5	$113.7	$207.5	$202.9

The table below calculates Adjusted Employee Compensation and Benefits for the periods presented:

	Three months ended September 30,		Six months ended September 30,
	2008	2007	2008	2007
	(dollars in millions)		(dollars in millions)
Employee compensation and benefits (excluding non-recurring IPO awards)	$214.6	$252.0	$425.2	$467.4
Less: Stock compensation charge on vesting of predecessor awards	—	(14.6)	—	(14.6)

Adjusted Employee Compensation and Benefits (excluding non-recurring IPO awards)	$214.6	$237.4	$425.2	$452.8

The table below calculates Adjusted Non-Compensation Expenses for the periods presented:

	Three months ended September 30,		Six months ended September 30,
	2008	2007	2008	2007
	(dollars in millions)		(dollars in millions)
Total other expenses	$344.6	$457.8	$681.9	$775.4
Less: Employee compensation and benefits (excluding non-recurring IPO awards)	(214.6)	(252.0)	(425.2)	(467.4)
Less: Employee compensation related to non-recurring IPO awards	(17.2)	(15.0)	(35.0)	(15.0)
Less: Refco integration costs	(0.3)	(0.7)	(0.5)	(2.1)
Less: IPO-related costs	(5.3)	(26.5)	(10.7)	(47.2)
Less: Litigation settlement expense	—	(69.0)	—	(69.0)
Less: Broker related loss and associated costs	(0.7)	—	(6.7)	—

Adjusted Non-Compensation Expenses	$106.6	$94.6	$203.7	$174.7